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                                     PROXY

                             KAISER VENTURES INC.
                    3633 E. INLAND EMPIRE BLVD., SUITE 850
                           ONTARIO, CALIFORNIA 91764

                        ANNUAL MEETING OF STOCKHOLDERS
                                 _______, 2001

     The undersigned, revoking previous proxies, hereby appoint(s) Richard E. Stoddard attorney, with full power of substitution, to vote all shares of Common Stock of Kaiser Venture Inc. (the "Company") which the undersigned is (are) entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Ontario Hilton, located at 700 North Haven Avenue, Ontario, California, on _______, ______ __, 2001, at 9:00 a.m., local time and at any adjournments thereof. This proxy shall be voted on the proposals described in the Proxy Statement as specified below. Receipt of the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement is hereby acknowledged.

1.   To elect seven Directors:


          Nominees:

          Richard E. Stoddard   Gerald A. Fawcett         Charles E. Packard
          Ronald E. Bitonti     Reynold C. McDonald       Marshall F. Wallach
          Todd G. Cole

           [_] FOR (except as withheld in the space provided below)  [_] AGAINST

INSTRUCTIONS: To withhold authority to vote for any one or more of the nominees individually, write the name of the nominee(s) on the following lines:

________________________________________________________________________________

________________________________________________________________________________



2. To approve the Conversion Proposal providing for the conversion of the Company into a limited liability company by merging the existing corporation into Kaiser Ventures LLC, a newly-formed Delaware limited liability company, under the terms of the Agreement and Plan of Merger, attached as Annex A to the Proxy Statement. Under the Conversion Proposal, you would receive $10 in cash and one Class A Unit in the successor limited liability company for each share of our Common Stock you own. The Class A Units would not be traded on any securities market:

          [_]  FOR            [_]  AGAINST                  [_]  ABSTAIN

 The Board of Directors Recommends a Vote FOR each of the nominees and FOR the
                             Conversion Proposal.
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               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     This proxy will be voted as specified herein. If no specification is made, it will be voted FOR the nominees and FOR all of the Conversion Proposal. As to any other matters which may properly come before the meeting or any adjournments thereof, the proxyholders are authorized to vote in accordance with their best judgment.


                                        ____________________________________
                                        Signature
                                        Date



                                        ____________________________________
                                        Signature
                                        Date


                                        NOTE: Please date and sign exactly
                                              as your name appears to the
                                              left. If stock is registered
                                              in the name of two or more
                                              persons, each should sign.
                                              Executors, administrators,
                                              trustees, guardians,
                                              attorneys, and corporate
                                              officers should show their
                                              full titles. If a
                                              partnership, please sign in
                                              the partnership name by an
                                              authorized partner.

        PLEASE COMPLETE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE
                 IN TIME FOR THE MEETING ON ___________, 2001

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